EX-28.g.2.e

AMENDMENT TO U.S. MUTUAL FUNDS
CUSTODIAN AGREEMENT

This Amendment, dated and effective as of October 27, 2025 (the “Amendment”), is entered into by and between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”), and DFA INVESTMENT DIMENSIONS GROUP INC., a Maryland corporation (the “Fund”).

WHEREAS, the Custodian and the Fund entered into a U.S. Mutual Funds Custodian Agreement dated October 3, 2012 and effective on or about April 1, 2013 (as amended, modified and supplemented, the “Agreement”), whereby the Custodian provides certain custodial services to the Fund and each of its Portfolios set forth on Appendix A thereto; and

WHEREAS, the Fund desires to have certain of its Portfolios offer one or more classes of exchange-traded shares that operate as an exchange-traded fund (each such class, an “ETF Class”); and

WHEREAS, the Fund desires to engage the Custodian to render services as custodian for each ETF Class under the terms of the Agreement; and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.
In accordance with Section 20.6, the Additional Portfolios provision, of the Agreement, the undersigned Fund hereby requests that the Custodian act as Custodian for the new ETF Classes listed below, under the terms of the Agreement:

ETF Class Name
U.S. Large Cap Equity Portfolio - ETF Class Shares
U.S. Small Cap Value Portfolio - ETF Class Shares
U.S. Targeted Value Portfolio - ETF Class Shares
U.S. Core Equity 1 Portfolio - ETF Class Shares
U.S. Core Equity 2 Portfolio - ETF Class Shares
U.S. Vector Equity Portfolio - ETF Class Shares
U.S. Small Cap Portfolio - ETF Class Shares
U.S. Micro Cap Portfolio - ETF Class Shares
U.S. High Relative Profitability Portfolio - ETF Class Shares
DFA Real Estate Securities Portfolio - ETF Class Shares
U.S. Large Cap Growth Portfolio - ETF Class Shares
U.S. Small Cap Growth Portfolio - ETF Class Shares

For purposes of clarity, Appendix A to the Agreement is hereby deleted in its entirety and replaced with the new Appendix A attached hereto.

2.	The following section is hereby added to the Agreement as Section 21:

“SECTION 21 PROVISION OF ETF SERVICES.

SECTION 21.1 Appendix A hereto reflects as an “ETF Class” the share class of each Portfolio identified therein that offers a class of exchange-traded shares that operates as an exchange-traded fund and that will issue and redeem shares only in aggregations of a specified number of shares, • each called a “Creation Unit,” generally in exchange for a basket of securities and/or instruments and a specified cash payment, as more fully described in the Portfolio’s currently effective prospectus and statement of additional infonnation (collectively, the “Prospectus”). Capitalized tenns used in this Section without definition shall have the meanings given to them in the Prospectus. For the avoidance of doubt, this Section will only apply with respect to each ETF share class of the Portfolio(s) identified as ETF Classes on Appendix A.

SECTION 21.2 DETERMINATION OF FUND DEPOSIT, ETC. Subject to and in accordance with the directions of the investment manager, the Custodian shall determine for each Portfolio on behalf of its ETF Class after the end of each trading day on the exchange on which the ETF Class of the Portfolio is listed (the “Exchange”), in accordance with Board policies and the procedures set forth in the Prospectus, (i) the identity and weighting of the securities in the Deposit Securities and the Portfolio Securities, (ii) the cash component, and (iii) the amount of cash redemption proceeds (all as described in the Prospectus) required for the issuance or redemption, as the case may be, of Creation Units on such date. The Custodian shall provide or cause to be provided this information to the Portfolio’s distributor and other persons as instructed according to Board policies and shall disseminate such information on each day that the Exchange is open, including through the facilities of the National Securities Clearing Corporation (the “NSCC”), prior to the opening of trading on the Exchange.

SECTION 21.3 ALLOCATION OF DEPOSIT SECURITY SHORTFALLS. Each Portfolio on behalf of its ETF Class acknowledges that the Custodian maintains only one account on the books of the NSCC for the benefit of all exchange traded funds for which the Custodian serves as custodian, including the Portfolio (collectively, the “ETF Custody Clients”). In the event that (a) two or more ETF Custody Clients require delivery of the same Deposit Security in order to purchase a Creation Unit, and (b) the NSCC, pursuant to its Continuous Net Settlement system, delivers to the Custodian’s NSCC account less than the full amount of such Deposit Security necessary to satisfy in full each affected ETF Custody Client’s required amount (a “Common Deposit Security Shortfall”), then, until all Common Deposit Security Shortfalls for a given Deposit Security are satisfied in full, the Custodian will allocate to each affected ETF Custody Client, on a pro rata basis, securities and/or cash received in the Custodian’s NSCC account relating to such shortfall, first to satisfy any prior unsatisfied Common Deposit Security Shortfall, and then to satisfy the current Common Deposit Security Shortfall.

SECTION 21.4 CREATION AND REDEMPTION OF CREATION UNITS.

SECTION 21.4.1 CREATION. The Custodian shall receive and deposit into the Portfolio’s account such payments as are received for ETF Class shares issued or sold in Creation Units. The Custodian will provide timely notification to the Portfolio on behalf of its ETF Class and the Transfer Agent of any receipt of such payments by the Custodian.

SECTION 21.4.2 REDEMPTION. Upon receipt of instructions from the Portfolio’s Transfer Agent, the Custodian shall set aside funds and securities of the Portfolio on behalf of its ETF Class to the extent available for payment to, or in accordance with the instructions of,

Authorized Participants who have delivered to the Transfer Agent a request for redemption of their shares, in Creation Units, which shall have been accepted by the Transfer Agent, the applicable Portfolio Securities (or such securities in lieu thereof as may be designated by the investment manager in accordance with the Prospectus) for such Portfolio on behalf of its ETF Class and the Cash Redemption Amount, if applicable, less any applicable Redemption Transaction Fee. The Custodian will transfer the applicable ETF Class Securities to or on the order of the Authorized Participant. Any cash redemption payment (less any applicable Redemption Transaction Fee) due to the Authorized Participant on redemption shall be effected through the DTC system or through wire transfer in the case of redemptions effected outside of the DTC system.

SECTION 21.5 COMMUNICATIONS AUTHORIZATION. The Custodian is hereby authorized to communicate with the Portfolio’s investment adviser, administrator, transfer agent and distributor as may be necessary in connection with the Fund’s business and to maintain compliance with applicable laws, rules and regulations and with respect to cash balances, securities and securities transaction activity in connection with Creation Unit transactions, including with respect to notifications of anticipated creations or redemptions of Creation Units for any ETF Class.”

3.	The Fund hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 20.7 of the Agreement.

4.	Except as amended hereby, the Agreement shall remain in full force and effect.

5.
This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

DFA INVESTMENT DIMENSIONS GROUP INC.

By: /s/Ryan Buechner
Name: Ryan Buechner
Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By: /s/Suzanne M. Hinckley
Name: Suzanne M. Hinckley
Title: Senior Vice President

APPENDIX A

TO

CUSTODIAN AGREEMENT (U.S. MUTUAL FUNDS)

Updated as of October 27, 2025

MANAGEMENT INVESTMENT COMPANY REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

DFA Investment Dimensions Group Inc.
*	U.S. Small Cap Portfolio
*	U.S. Small Cap Value Portfolio
*	U.S. Large Cap Value Portfolio
*	Enhanced U.S. Large Company Portfolio
*	U.S. Micro Cap Portfolio
*	U.S. Targeted Value Portfolio
*	Emerging Markets Portfolio
*	Japanese Small Company Portfolio
*	United Kingdom Small Company Portfolio
*	Continental Small Company Portfolio
*	Asia Pacific Small Company Portfolio
*	DFA One-Year Fixed Income Portfolio
*	DFA Two-Year Global Fixed Income Portfolio
*	Emerging Markets Value Portfolio
*	DFA Real Estate Securities Portfolio
*	DFA Intermediate Government Fixed Income Portfolio
*	DFA Short-Term Government Portfolio
*	Dimensional VA U.S. Targeted Value Portfolio
*	Dimensional VA U.S. Large Value Portfolio
*	Dimensional VA Short-Term Fixed Portfolio
*	International Small Company Portfolio
*	Emerging Markets Small Cap Portfolio
*	DFA Short-Term Municipal Bond Portfolio
*	U.S. Core Equity 1 Portfolio
*	U.S. Core Equity 2 Portfolio
*	U.S. Vector Equity Portfolio
*	DFA Inflation-Protected Securities Portfolio
*	DFA California Short-Term Municipal Bond Portfolio
*	U.S. Social Core Equity 2 Portfolio
*	U.S. Sustainability Core 1 Portfolio
*	U.S. Large Cap Growth Portfolio
*	U.S. Small Cap Growth Portfolio
*	DFA California Intennediate-Term Municipal Bond Portfolio
*	World Core Equity Portfolio
*	DFA Intermediate-Term Municipal Bond Portfolio
*	Dimensional VA Global Moderate Allocation Portfolio

*	U.S. Large Cap Equity Portfolio
*	DFA Municipal Real Return Portfolio
*	DFA Municipal Bond Portfolio
*	Dimensional VIT Inflation-Protected Securities Portfolio
*	DFA NY Municipal Bond Portfolio
*	Dimensional Retirement Income Fund
*	Dimensional 2060 Target Date Retirement Income Fund
*	Dimensional 2055 Target Date Retirement Income Fund
*	Dimensional 2050 Target Date Retirement Income Fund
*	Dimensional 2045 Target Date Retirement Income Fund
*	Dimensional 2040 Target Date Retirement Income Fund
*	Dimensional 2035 Target Date Retirement Income Fund
*	Dimensional 2030 Target Date Retirement Income Fund
*	Dimensional 2025 Target Date Retirement Income Fund
*	Dimensional 2020 Target Date Retirement Income Fund
*	Dimensional 2015 Target Date Retirement Income Fund
*	DFA Diversified Fixed Income Portfolio
*	U.S. High Relative Profitability Portfolio
*	DFA MN Municipal Bond Portfolio
*	DFA California Municipal Real Return Portfolio
*	DFA Oregon Municipal Bond Portfolio
*	DFA Selective State Municipal Bond Portfolio
*	Global Social Core Equity Portfolio
*	Dimensional 2065 Target Date Retirement Income Fund
*	U.S. Sustainability Targeted Value Portfolio
*	DFA Global Core Plus Real Return Portfolio
*	DFA Short-Term Selective State Municipal Bond Portfolio
*	Dimensional 2070 Target Date Retirement Income Fund

ETF CLASSES

Portfolio Name - ETF Class Name
U.S. Large Cap Equity Portfolio - ETF Class Shares
U.S. Small Cap Value Portfolio - ETF Class Shares
U.S. Targeted Value Portfolio - ETF Class Shares
U.S. Core Equity 1 Portfolio - ETF Class Shares
U.S. Core Equity 2 Portfolio - ETF Class Shares
U.S. Vector Equity Portfolio - ETF Class Shares
U.S. Small Cap Portfolio - ETF Class Shares
U.S. Micro Cap Portfolio - ETF Class Shares

U.S. High Relative Profitability Portfolio - ETF Class Shares
DFA Real Estate Securities Portfolio - ETF Class Shares
U.S. Large Cap Growth Portfolio - ETF Class Shares
U.S. Small Cap Growth Portfolio - ETF Class Shares